Private & Confidential






                              DATED:  NOVEMBER 18, 1998


                                    FIN 3 LIMITED
                                        -and-
                                HAWAIIAN AIRLINES INC



                        AIRCRAFT SALE AND PURCHASE AGREEMENT
                       for one McDonnell Douglas DC10 Aircraft
                           Manufacturer's Serial No. 46713





                                      NORTONROSE
                                        London

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                                       CONTENTS

CLAUSE                                  HEADING                               PAGE
------                                  -------                               ----

1    Definitions and Interpretation. . . . . . . . . . . . . . . . . . . . .   1

2    Agreement to sell . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

3    Condition of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . .   5

4    Inspection. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

5    Delivery and acceptance . . . . . . . . . . . . . . . . . . . . . . . .   7

6    Manufacturer's warranties . . . . . . . . . . . . . . . . . . . . . . .   8

7    Deposit and Payments. . . . . . . . . . . . . . . . . . . . . . . . . .   8

8    Conditions precedent. . . . . . . . . . . . . . . . . . . . . . . . . .   9

9    Extent of liability . . . . . . . . . . . . . . . . . . . . . . . . . .  11

10   Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

11   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

12   Excusable delay . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

13   Mandatory modifications . . . . . . . . . . . . . . . . . . . . . . . .  15

14   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

15   Costs and expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .  18

16   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

17   Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

18   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

19   Law and Jurisdiction. . . . . . . . . . . . . . . . . . . . . . . . . .  22

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AN AGREEMENT  dated                               19       BETWEEN:

(1) FIN 3 LIMITED, an Irish limited liability company whose registered office is at WIL House, Shannon Business Park, Co. Clare, Ireland (the "SELLER"); and

(2) HAWAIIAN AIRLINES INC. whose office is at 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819 (the "BUYER").

BY WHICH IT IS AGREED as follows:

1     DEFINITIONS AND INTERPRETATION

1.1   In this Agreement, unless the context otherwise requires:

      "ACCEPTANCE CERTIFICATE" means a certificate of acceptance of the technical condition of the Aircraft in the form set out in schedule 2 to be executed by the Buyer and delivered to the Seller in accordance with clause 5.2;

      "AIRCRAFT" means the aircraft described in Schedule 1 Part A including the airframe, the Engines and all appliances, parts, accessories, instruments, navigational and communications equipment, furnishings, modules, components and other items of equipment (including a full shipset of galley carts) installed on such aircraft at Delivery. Where the context permits, references to the "Aircraft" shall (a) include the Manuals and Technical Records and (b) mean such aircraft as a whole and any part thereof;

      "AVIATION AUTHORITY" means the United States Federal Aviation Administration and each person who is vested with the control and supervision of, or has jurisdiction over, the registration, airworthiness or operation of aircraft or other matters relating to civil aviation in the United States of America;

      "BANKRUPTCY EVENT" shall mean, with respect to any party, the occurance of any of the following with respect to such party; (a) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a

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     receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such party or for any substantial part of its property or ordering the winding up or liquidation of its affairs; or
     (b) there shall be commenced against such party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such party or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (c) such party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such party or for any substantial part of its property or make any general assignment for the benefit of creditors; or (d) such party shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

      "BILL OF SALE" means a bill of sale substantially in the form set out in schedule 4;

      "BUYER" includes the successors and permitted assignees of the Buyer;

      "DELIVERY" means the time at which the Buyer shall obtain title to the Aircraft in accordance with clause 5.3;

      "DEPOSIT"  means the sum of __________________________;

      "DOLLARS" and "$" mean the lawful currency of the United States of America and, in respect of all payments to be made under this Agreement in Dollars, mean funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States dollars);

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      "ENCUMBRANCE" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest of any kind securing any obligation of any person or any other type of preferential arrangement (including, without limitation, title transfer and retention arrangements having a similar effect);

      "ENGINES" means the three General Electric Model CF6-50C2 engines described in Schedule 1 Part A together with all equipment and accessories belonging to, installed in or appurtenant to such engines;

      "ESCROW AGENT" means Daugherty Fowler and Peregrin of 204 North Robinson, Suite 900, Oklahoma City, Oklahoma 73102 acting in its capacity as Escrow Agent pursuant to the Escrow Agreement;

      "ESCROW AGREEMENT" means the Escrow Agreement of even date herewith and made between the Escrow Agent, AGES Aircraft Sales & Leasing L.P., the Seller and the Buyer;

       "GOVERNMENT ENTITY" means and includes (whether having a distinct legal personality or not) (i) any national government, political sub-division thereof, or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court or agency of any entity referred to in (i) above, however constituted; and (iii) any association, organisation or institution (international or otherwise) of which any entity mentioned in (i) or (ii) above is a member or to whose jurisdiction any thereof is subject or in whose activities any thereof is a participant;

      "MANUALS AND TECHNICAL RECORDS" means all records, logs, manuals, technical data and other materials and documents (whether kept or to be kept in compliance with any regulation of the Aviation Authority or otherwise) relating to the Aircraft details of which are listed in schedule 3 and satisfy the intent of FAR 121-380;

      "PROPOSED DELIVERY DATE" means February 16, 1999 or such other date as determined by this Agreement, or as may be agreed in writing between the Seller and the Buyer as being the date on which Delivery shall occur;

      "PURCHASE PRICE" means the sum of ________________________________;

      "SELLER" includes the successors and permitted assignees of the Seller;

1.2 Clause headings and the table of contents are inserted for convenience of reference only, have no legal effect and shall be ignored in the interpretation of this Agreement.

1.3   In this Agreement, unless the context otherwise requires:

      (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its recitals (if any) and schedules;

      (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties;

      (c) references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or governmental department or any self-regulatory or other national or supra-national authority;

      (d) words importing the plural shall include the singular and vice versa and words importing a gender shall include any gender;

      (e) references to a person shall be construed as including references to an individual, firm, company, corporation, unincorporated association or body of persons and any Government Entity; and

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      (f)   references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

2     AGREEMENT TO SELL

2.1 The Seller agrees to sell and the Buyer agrees to buy and accept delivery of the Aircraft upon and subject to the terms and conditions of this Agreement, free from all Encumbrances, in consideration of the payment by the Buyer to the Seller of the Purchase Price.

3     CONDITION OF AIRCRAFT

3.1 When the Aircraft is tendered for delivery by the Seller (which shall not occur prior to the Proposed Delivery Date) the Aircraft

      (a) shall comply in all material respects with the specification description and delivery condition set out in schedule 1 (save only for such minor matters as shall not materially and adversely affect the value or airworthiness of such Aircraft); and

      (b) subject to clause 13.1, the Aircraft shall have incorporated all modifications, airworthiness directives and service bulletins issued prior to Delivery the fitment, satisfaction or termination of which on or prior to the date falling six (6) months after Delivery shall be mandatory under the requirements of the Aviation Authority;

3.2 The Aircraft may be delivered with tanks empty, but if on Delivery the tanks are not empty the Buyer shall forthwith pay to the Seller the cost to the Seller of such fuel as shall then be present in the tanks.

4     INSPECTION

4.1 The Buyer or its authorised representative (nominated by notice from the Buyer to the Seller) may inspect the Aircraft on the ground at Goodyear Airport, Phoenix, Arizona and may inspect the Manuals and Technical Records during the five days immediately preceding the Proposed Delivery Date, but such inspection shall be carried out so as not to delay, obstruct or hinder the use of the Aircraft or the performance by the Seller of any obligation under this Agreement.

4.2 The Seller shall arrange for a test flight to be carried out on the Aircraft from Goodyear Airport, Phoenix, Arizona not more than five days prior to the Proposed Delivery Date. The test flight shall be carried out by crew appointed by the Seller and under the command of a pilot appointed by the Seller. The duration of the test flight shall not exceed two hours and the Buyer may designate up to three persons to participate in the test flight as observers. The test flight shall be carried out at the expense of the Buyer and during the test flight the flight crew shall accomplish such flight procedures as are set out in the test flight manual.

4.3 The Buyer shall within two days after the completion of the inspection(s) referred to in clause 4.1 and the test flight referred to in clause 4.2, but no later than the Proposed Delivery Date, notify the Seller of any failure of the Aircraft to comply with the terms of this Agreement. In the event of any dispute between the Seller and the Buyer arising under this clause 4.3 as to the existence of any defect or fault, the same shall be referred to Joseph Pettigrew of Cavtech (the "EXPERT") for resolution. The determination of the Expert shall be final and binding on the parties and all costs and expenses relating thereto shall be borne by the party against whom the Expert has found.

4.4 Subject as provided below, if the Buyer notifies the Seller, in accordance with clause 4.3, that the Aircraft has failed to complete satisfactorily the test flight described in clause 4.2 or otherwise has failed to comply with the requirements of this Agreement, the Seller shall if so requested by the Buyer, as soon as practicable, use all reasonable efforts to carry out any necessary repairs or modifications to, or work on, the Aircraft to the Seller's approved maintenance standards and operation specifications and the Seller shall, if requested by the Buyer, present the Aircraft for a further inspection and/or test flight, when the procedures described in clause 4.2 will again apply, provided always that where the repairs or modifications to, or work on, the Aircraft are:

      (a) in the Seller's reasonable opinion likely to cost, in aggregate, in excess of ______________ or that the costs involved together with
            (1) the costs previously incurred under this clause 4.4 and clause
            13.1 and/or (2) costs expected to be incurred under clause 13.1 (from known mandatory airworthiness directives or service bulletins on or after the date of this Agreement) are likely to exceed _____________ the Seller may, by notice to the Buyer, terminate its obligation to sell the Aircraft to the Buyer; or

      (b) in the Seller's reasonable opinion likely to take longer than one month to complete from and including February 16, 1999;

      then the Buyer may terminate its obligation to buy and accept delivery of the Aircraft upon giving the Seller notice to that effect. Upon a termination in accordance with this clause 4.4, the full Deposit for the Aircraft shall be returned to the Buyer in accordance with the terms of the Escrow Agreement but the Seller shall have no other obligation to the Buyer.

5     DELIVERY AND ACCEPTANCE

5.1 Subject to the satisfaction or waiver of the conditions referred to in clause 8, delivery of the Aircraft shall take place at Goodyear Airport, Phoenix, Arizona, or at such other place as the Seller and the Buyer may agree in writing.

5.2 When the inspection and test flight have been completed without any defects being agreed in accordance with clause 4.3, or after the Seller has remedied any such defect in accordance with clause 4.4 then, subject to the terms and conditions of this Agreement, the Seller shall tender the Aircraft for delivery (which, for the avoidance of doubt, shall not occur prior to the Proposed Delivery Date) and the Buyer shall execute and deliver to the Seller the Acceptance Certificate and pay to the Seller the Purchase Price less the amount of the Deposit.

5.3 Upon receipt by the Seller of the Acceptance Certificate and payment of the Purchase Price (less the amount of the Deposit) the Seller shall execute and deliver to the Buyer a Bill of Sale whereupon all the Seller's rights, title and interest in and to, and all risk whatsoever and howsoever arising in, the Aircraft shall pass from the Seller to the Buyer and the Seller shall forthwith deliver the Aircraft (including the Manuals and Technical Records) to the Buyer.

6     MANUFACTURER'S WARRANTIES

6.1 The Seller hereby assigns to the Buyer with effect from Delivery all subsisting assignable manufacturers' and suppliers' warranties (if any) relating to the Aircraft and each part thereof. The Seller undertakes upon written request by the Buyer from time to time to use reasonable endeavours to obtain any consents for such assignments that may be necessary from the manufacturers or the suppliers. If any of such warranties shall not be assignable, or if consent to assignment shall be refused, then subject to receipt by the Seller of an indemnity from the Buyer in such form as may be reasonably satisfactory to the Seller as to costs and expenses to be incurred, the Seller will take such action as the Buyer may reasonably request to enforce any such manufacturers' or suppliers' warranties.

7     DEPOSIT AND PAYMENTS

7.1 The Buyer shall, subject to the terms and conditions of this Agreement, pay to the Seller on the date of this Agreement the amount of the Deposit which shall be held by the Escrow Agent in accordance with the terms of the Escrow Agreement. Such amount shall be applied by the Seller on Delivery in part satisfaction of the Purchase Price. In the event of the non-delivery of the Aircraft, the Deposit shall be released to the Seller in accordance with the terms of the Escrow Agreement, otherwise than in the circumstances referred to in clauses 4.4, 13.1, 14.1, 14.2, 14.3,
      14.4 or 14.5 (in the case of a termination by the Buyer) in which case the amount of the Deposit for the Aircraft shall be returned to the Buyer in accordance with the terms of the Escrow Agreement.

7.2 All payments to be made under this Agreement by the Buyer to the Seller shall be made in Dollars in full, without any set-off or deduction on account of taxes or otherwise, in immediately available funds, so that the Seller receives credit for the full amount of such payment on the due date, to the account of the Seller at Allied Irish Bank, PO Box 518, IFSC, Dublin 1, Ireland, Ref. AIBKIE2D Account Number ________________ or to such other account as the Seller may notify to the Buyer in writing.

8     CONDITIONS PRECEDENT

8.1 In respect of the Aircraft the obligation of the Seller to sell and deliver the Aircraft to the Buyer is subject to the following conditions being fulfilled to the satisfaction of the Seller:

      (a) the Aircraft having been redelivered to the Seller by Transaero Airlines;

      (b) title to the Aircraft having been transferred to the Seller by AGES Aircraft Sales & Leasing LP or Wilmington Trust Company;

      (c) a copy certified by an officer of the Buyer to be a true, complete and up-to-date copy, of the By-Laws of the Buyer being delivered to the Seller;

      (d) a copy, certified by an officer of the Buyer to be a true copy, and as being in full force and effect and not amended or rescinded, of the resolutions of the Board of Directors of the Buyer evidencing approval of this Agreement and authorising its appropriate officers to execute and deliver this Agreement and to give all notices and take all other action on behalf of the Buyer under or for the purposes of this Agreement being delivered to the Seller;

      (e) specimen signatures authenticated by an officer of the Buyer of the persons authorised in the resolutions of the Board of Directors of the Buyer referred to in clause 8.1(d) being delivered to the Seller;

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      (f)   an insurance certificate evidencing the insurance required by clause 11 being delivered to the Seller;

      (g) the Buyer having executed and delivered to the Seller the Acceptance Certificate in accordance with clause 5.2; and

      (h) the Buyer having paid the Purchase Price to the Seller in accordance with clause 7.

8.2 The obligations of the Buyer to purchase and take delivery of the Aircraft from the Seller are subject to:

      (a) the Aircraft being tendered for delivery by the Seller in the condition required by this Agreement;

      (b) a certified copy of each of the current Certificate of Airworthiness (Transport Category (Passenger)) and the Certificate of Registration for the Aircraft issued by Aviation Authority being delivered to the Buyer;

      (c) a copy certified by an officer of the Seller to be a true, complete and up-to-date copy, of the Memorandum and Articles of Association of the Seller being delivered to the Buyer;

      (d) a copy, certified by an officer of the Seller to be a true copy, and as being in full force and effect and not amended or rescinded, of the resolutions of the Board of Directors of the Seller evidencing approval of this Agreement and authorising its appropriate officers to execute and deliver this Agreement and to give all notices and take all other action on behalf of the Seller under or for the purposes of this Agreement being delivered to the Buyer; and

      (e) specimen signatures authenticated by an officer of the Seller of the persons authorised in the resolutions of the Board of Directors of the Seller referred to in clause 8.2(d) being delivered to the Buyer.

9     EXTENT OF LIABILITY

9.1   The Seller warrants to the Buyer that:

      (a) immediately prior to Delivery the Seller will have legal and beneficial title to the Aircraft free from all Encumbrances and will have full power and lawful authority to transfer that title to the Buyer free from all Encumbrances, and

      (b)   on Delivery the Aircraft will be free from all Encumbrances.

9.2 The Buyer acknowledges that it will have adequate opportunity to inspect and test the Aircraft before Delivery, and to evaluate the state and condition of such Aircraft, and that the Buyer's delivery of the signed Acceptance Certificate to the Seller shall be conclusive evidence for all purposes that the Aircraft is satisfactory and in accordance with the requirements of this Agreement.

9.3 The Buyer expressly agrees and acknowledges that save only as provided in clause 9.1, NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND IS OR HAS BEEN GIVEN BY OR ON BEHALF OF THE SELLER IN RESPECT OF THE AIRCRAFT OR ANY PART THEREOF, AND ACCORDINGLY THE BUYER CONFIRMS THAT IT HAS NOT, IN ENTERING INTO THIS AGREEMENT, RELIED ON ANY CONDITION, WARRANTY OR REPRESENTATION BY THE SELLER OR ANY PERSON ON THE SELLER'S BEHALF, EXPRESS OR IMPLIED, WHETHER ARISING BY LAW OR OTHERWISE IN RELATION TO THE AIRCRAFT OR ANY PART THEREOF, INCLUDING, WITHOUT LIMITATION, WARRANTIES OR REPRESENTATIONS AS TO THE DESCRIPTION, AIRWORTHINESS, SUITABILITY, QUALITY, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, VALUE, STATE, CONDITION, APPEARANCE, SAFETY, DURABILITY, DESIGN OR OPERATION OF ANY KIND OR NATURE OF THE AIRCRAFT OR ANY PART THEREOF, AND THE BENEFIT OF ANY SUCH CONDITION, WARRANTY OR REPRESENTATION BY THE SELLER IS HEREBY IRREVOCABLY AND

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      UNCONDITIONALLY WAIVED BY THE BUYER. TO THE EXTENT PERMISSIBLE UNDER
      APPLICABLE LAW, THE BUYER HEREBY ALSO WAIVES ANY RIGHTS WHICH IT MAY HAVE IN TORT IN RESPECT OF ANY OF THE MATTERS REFERRED TO ABOVE AND IRREVOCABLY AGREES THAT THE SELLER SHALL HAVE NO GREATER LIABILITY IN TORT IN RESPECT OF ANY SUCH MATTER THAN IT WOULD HAVE IN CONTRACT AFTER TAKING ACCOUNT OF ALL OF THE FOREGOING EXCLUSIONS. NO THIRD PARTY MAKING ANY REPRESENTATION OR WARRANTY RELATING TO THE AIRCRAFT OR ANY PART THEREOF IS THE AGENT OF THE SELLER NOR HAS ANY SUCH THIRD PARTY AUTHORITY TO BIND THE SELLER THEREBY. NOTWITHSTANDING ANYTHING CONTAINED ABOVE, NOTHING CONTAINED HEREIN IS INTENDED TO OBVIATE, REMOVE OR WAIVE ANY RIGHTS OF WARRANTY OR OTHER CLAIMS RELATING THERETO WHICH THE BUYER OR THE SELLER MAY HAVE AGAINST THE MANUFACTURER OR SUPPLIER OF THE AIRCRAFT OR ANY THIRD PARTY.

9.4 Except for Seller's obligations to Simat, Helliesen & Eichner, Inc. ("SH&E"), neither party has any obligation in respect of any finder's broker's, investment banking or other similar fee in connection with any of the transactions contemplated by this Agreement. Seller shall be solely responsible (and Buyer shall have no obligation), for any amounts due to SH&E with respect to the transactions contemplated hereby.

9.5 In no event whether as a result of breach of contract, warranty, tort (including negligence), strict liability or otherwise shall either party be liable to the other hereunder for any consequential or indirect loss or damages, including loss of revenues, profits or goodwill, or any special or incidental damages. Excluding any liability of the Buyer under Clause 10.1 the total aggregate liability of the Buyer with respect to any and all claims of the Seller arising out of the performance or non performance of the Buyer's obligations, whether based on contract, warranty, tort (including negligence), strict liability or otherwise shall not exceed the amount of the Deposit and the Seller agrees that it shall look solely to the Deposits for payment of any such claims.

10    INDEMNITY

10.1 The Buyer agrees to indemnify and hold harmless the Seller and its shareholders, affiliates, directors, officers, servants, agents and employees from and against all costs, expenses, payments, charges, losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, judgments, orders or other sanctions (in this clause 10 together referred to as "LOSSES"):

      (a) relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of, the condition, testing, delivery, design, manufacture, purchase, import, export, registration, ownership, possession, control, use, leasing, sub-leasing, operation, insurance, maintenance, repair, refurbishment, service, storage, modification, overhaul, replacement, removal or disposal of the Aircraft, or loss of or damage to the Aircraft, or otherwise in connection with the Aircraft or relating to loss or destruction of or damage to any property, or death or injury of, or other loss of whatsoever nature suffered by, any person caused by, relating to, or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters sustained, brought or incurred at any time after title to the Aircraft has passed to the Buyer in accordance with this Agreement; and

      (b) which may, after title to the Aircraft has passed to the Buyer in accordance with this Agreement, be made or brought on the ground that any design, article or material in the Aircraft or the operation or use thereof constitutes an infringement of patent or other intellectual property right or any other right whatsoever;

      provided always that such indemnity shall be without prejudice to any of the Seller's other rights under this Agreement.

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10.2  Buyer shall indemnify and hold harmless the Seller and its shareholders, affiliates, directors, officers, agents, servants, and employees from and against any and all Losses arising by reason of death or injury to any employee of Buyer, arising out of, or in any way connected with the inspection and test flight of the Aircraft referred to in clause 4.

11    INSURANCE

11.1 The Buyer undertakes and agrees with the Seller that as from Delivery and throughout the period of three years thereafter the insurance policies effected in relation to the Aircraft shall include provisions whereby:

      (a) the Seller, AGES Aircraft Sales & Leasing LP, Wilmington Trust Company and American Airlines Inc shall be named as additional assured to each and every one of the aircraft third party, passenger, baggage, cargo, mail and airline general third party liability insurance policies effected in relation to the Aircraft to the extent of the Buyer's indemnity set forth in clause 10.1, and

      (b) the insurers under any hull insurance policy for the Aircraft shall waive all rights of subrogation against the Seller, AGES Aircraft Sales & Leasing LP, Wilmington Trust Company and American Airlines Inc.

11.2 The Buyer further undertakes and agrees with the Seller that the Buyer shall when requested by the Seller from time to time (which shall be no more frequently than once per calendar year unless the Seller reasonably believes that the Buyer is no longer complying with its obligations set out in Clause 11.1) produce to the Seller such certificate or other evidence as the Seller may reasonably require to show that the Buyer has complied with the obligations set forth in clause 11.1, and the Buyer acknowledges and agrees that such obligations shall continue whether or not the Aircraft remains in the possession, or the property, of the Buyer.

12    EXCUSABLE DELAY

12.1 Without prejudice to clause 4.6, the Seller shall not be liable for any delay or failure to deliver the Aircraft or the performance of any other obligation under this Agreement where such failure or delay is the result of any cause or matter beyond the Seller's reasonable control, and for the purposes of this clause 12.1, mechanical failure of the Aircraft or the conditions precedent referred to in clauses 8.1(a) or (b) shall, inter alia, be deemed to be a cause or matter beyond the Seller's reasonable control.

12.2 If between the date of this Agreement and Delivery the Aircraft or any part thereof suffers damage which in the Seller's opinion is repairable, then the Seller shall notify the Buyer in writing of such damage and, subject to clauses 4.4, 13.1, 14.1, 14.2 and 14.3 shall use all reasonable efforts to repair such damage as soon as practicable. Upon completion of such repairs, the Buyer shall purchase the Aircraft and take delivery of the Aircraft in accordance with clause 5.2. The time taken to effect any such repairs shall be deemed to be an excusable delay for the purposes of this Agreement and the Proposed Delivery Date shall be extended accordingly.

13    MANDATORY MODIFICATIONS

13.1 If the incorporation before the date referred to in clause 3.1(b) of any airworthiness directive or service bulletin relating to the Aircraft is made mandatory by the Aviation Authority after the date of this Agreement but before Delivery then the Seller shall notify the Buyer in writing and if in the Seller's reasonable opinion the aggregate cost of all such modifications is likely to exceed ____________ or that the costs involved together with (1) the costs previously incurred under this clause 13.1 and clause 4.4 and/or (2) costs expected to be incurred under clause 4.4 are likely to exceed ____________ then unless the Buyer elects to take the Aircraft without the modification, or unless the Seller and the Buyer otherwise agree in writing, the Seller shall be entitled to terminate its obligation to sell the Aircraft to the Buyer by giving notice to the Buyer to that effect. Upon a termination in accordance with this clause 13.1, the full amount of the Deposit for the Aircraft shall be released to the Buyer in accordance with the terms of the Escrow Agreement but the Seller shall have no other obligation to the Buyer.

13.2 Any delay in tendering delivery of the Aircraft attributable to the carrying out of any mandatory modification referred to in clause 13.1 shall be deemed to be due to a reason beyond the Seller's reasonable control, the provisions of clause 12.1 shall apply and the time taken to effect any such repairs shall be deemed to be an excusable delay for the purposes of this Agreement and the Proposed Delivery Date shall be extended accordingly. The Seller shall not be liable for any effect upon the value, performance or airworthiness of the Aircraft which may be attributable directly or indirectly to any such mandatory modification, and notwithstanding anything to the contrary which may be contained in or implied by this Agreement, the Buyer shall be bound to accept delivery of the Aircraft as so modified.

14    TERMINATION

14.1  If as a result of any cause:

      (a) delivery of the Aircraft is delayed for a period of more than one month calculated from and including February 16, 1999; or

      (b) if prior to Delivery Aircraft suffers repairable damage which in the reasonable opinion of the Seller, is likely to take more than one month to repair from and including February 16, 1999; then the Buyer may terminate its obligation to buy and accept delivery of the Aircraft upon giving the Seller notice to that effect.

14.2 If (a) as a result of any cause or matter beyond the Seller's reasonable control as referred to in clause 12.1, delivery of the Aircraft is delayed for a period of more than three months from and including

      February 16, 1999 the Seller may notify the Buyer of its election (subject to no Extension Period being required by the Buyer) to terminate its obligation to sell the Aircraft to the Buyer on a specified date no less then ten days (a "TERMINATION DATE") following the date of such notice to the Buyer. Unless the Buyer shall agree in writing within seven days of receipt of such notice from the Seller to waive its rights to terminate its obligation to buy and accept delivery of the Aircraft under clauses 4.4(b) and 14.1 for a period (an "EXTENSION PERIOD") ending (subject as provided below) no earlier than thirty days after (1) the date of such notice in the case of subclause (a) above or (2) the date on which the Seller reasonably expects the Aircraft to be repaired in the case of subclause (b) above, the Seller's obligation to sell the Aircraft to the Buyer will terminate on the Termination Date. The Buyer may extend the Extension Period from time to time by a notice in writing to the Seller, such notice to be given no less than five days before the expiry of the Extension Period. Where the Buyer has required an Extension Period, the Seller's obligation to sell the Aircraft to the Buyer shall terminate on the day succeeding the last day of the Extension Period. Notwithstanding the above, no Extension Period (or extended Extension Period) shall continue or be capable of continuing beyond September 1, 1999. Upon termination in accordance with clause 14.1, or this clause 14.2 the full Deposit for the Aircraft shall be released to the Buyer in accordance with the terms of the Escrow Agreement but the Seller shall have no other obligation to the Buyer.

14.3 If before Delivery the Aircraft is lost or destroyed, or suffers substantial damage which in the Seller's opinion it would be uneconomical to repair, or is requisitioned by any Government Entity, the Seller shall promptly notify the Buyer of such occurrence, whereupon this Agreement shall be deemed to have been terminated and upon such termination the full Deposit for the Aircraft shall be released to the Buyer pursuant to the terms of the Escrow Agreement but the Seller shall have no other obligation to the Buyer.

14.4 Without prejudice to any other remedies then available to it each party shall have the right to terminate this Agreement forthwith by notice to the other party if:

      (a)   a Bankruptcy Event occurs with respect to the other party; or

      (b) there occurs, in relation to the other party in any country or territory in which it carries on business, or to the jurisdiction of whose courts any part of its assets is subject, any event which appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of the events mentioned in (a) above or such party otherwise becomes subject in any such country or territory to the operation of any law relating to insolvency, bankruptcy or liquidation;

      and on such termination, the full Deposit for the Aircraft shall be released to the terminating party pursuant to the terms of the Escrow Agreement but the non-terminating party shall have no other obligation to the terminating party.

14.5 If the Buyer shall fail to satisfy the conditions set out in clause 8.1 on or prior to the Proposed Delivery Date, or shall fail to take delivery of the Aircraft when it is tendered for delivery in accordance with this Agreement, or shall fail to pay the Deposit and the balance of the Purchase Price or any other payment under this Agreement when due or any part thereof, the Seller may by notice to the Buyer terminate its obligation to sell the Aircraft to the Buyer and on such termination the full Deposit for the Aircraft shall be released to the Seller pursuant to the terms of the Escrow Agreement but the Buyer shall have no other obligation to the Seller.

15    COSTS AND EXPENSES

15.1 All payments to be paid under this Agreement are expressed exclusive of value added tax, sales tax and any similar tax on added value or on turnover and if any value added tax, sales tax or any such similar tax is chargeable on any amount payable by the Buyer to the Seller under this Agreement, the payment due from the Buyer shall be increased to an amount which, after deduction therefrom of the value added tax, sales tax or similar tax payable, will leave the Seller in receipt of an amount equal to the amount which would have been payable had no such value added tax, sales tax or similar tax been imposed, save that the requirement for the Buyer to increase payments pursuant to this clause 15.1 shall not apply with respect to any sales taxes imposed by the Republic of Ireland in connection with the sale of the Aircraft to the Buyer.

15.2 The Buyer shall pay all stamp, documentary, registration or other like duties or taxes (including any payable by the Seller) imposed on or in connection with this Agreement, the Bill of Sale, the Acceptance Certificate or the sale of the Aircraft pursuant thereto.

15.3 Each party shall be responsible for its own costs and expenses (including legal, printing and out-of-pocket expenses) together with any value added tax or similar tax properly payable in respect thereof, incurred by it in connection with the negotiation, preparation and execution of this Agreement.

15.4 Notwithstanding anything to the contrary contained in this Agreement, the obligations of the parties contained in this clause 15 shall continue in full force and effect notwithstanding the termination of this Agreement, or the termination of any other of either party's obligations under this Agreement, for any reason.

16    NOTICES

16.1 Save as otherwise expressly provided in this Agreement, every notice, request, demand or other communication under this Agreement shall:

      (a) be in writing delivered personally or by first class prepaid letter (airmail if available), or by telex or facsimile;

      (b) be deemed to have been received, subject as otherwise provided in this Agreement, in the case of a facsimile upon confirmation of safe receipt thereof, in the case of a telex, at the time of despatch with confirmed answerback of the addressee appearing at the beginning and end of the communication (provided that, if the time of despatch is not within normal business hours on a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day), and in the case of a letter, when delivered personally or 3 days after it has been put into the post;

      (c)   be sent:

            (i)     to the Seller at:

                    WIL House
                    Shannon Business Park
                    Co. Clare, Ireland
                    Fax:     ____________
                    (Attention    Company Secretary

            copy to:

                    The AGES Group LP
                    645 Park of Commerce Way
                    Boca Raton
                    Florida 33487
                    USA
                    Attention:   Chief General Counsel
                    Fax:             _______________
                    Tel:              _______________

            (ii)    to the Buyer at:

                    3375 Koapaka Street
                    Suite G-350
                    Honolulu
                    Hawaii 96819
                    Fax:  _______________
                    (Attention   Vice President - Finance)
                    Copy:        General Counsel
      or to such other address, telex or facsimile number as is notified by one party to the other under this Agreement.

17    ASSIGNMENT

17.1 Neither party may assign any of its rights or duties under this Agreement except with the other party's prior consent in writing, which consent shall not be unreasonably withheld:

      (a) in the case of any assignment by the Seller of its right to receive the Purchase Price, or

      (b) in the case of any assignment by the Buyer of its right to obtain title to the Aircraft, where such assignment is required in connection with the Buyer's financing of its purchase of the Aircraft under this Agreement and is on terms whereby the Buyer will remain fully liable to the Seller notwithstanding any default by the assignee.

18    MISCELLANEOUS

18.1 This Agreement and the Escrow Agreement contains the entire agreement and understanding between the Seller and the Buyer relating to the sale and purchase of the Aircraft, and the terms and conditions of this Agreement shall not be varied otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of each of the Seller and the Buyer.

18.2 No failure or delay on the part of either party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of any such right, power or remedy. The rights and remedies provided in this Agreement are cumulative and are additional to, and not exclusive of, any rights or remedies provided by law or otherwise.

18.3 All certificates, instruments and other documents to be delivered under or supplied in connection with this Agreement shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

18.4 This Agreement may be entered into in the form of any number of counterparts, each executed by at least one of the parties and, provided that all the parties shall so enter into this Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

18.5 Each provision of this Agreement is severable and distinct from the others and, if any provision is or at any time becomes to any extent or in any circumstances invalid, illegal or unenforceable for any reason, it shall to that extent or in those circumstances, be deemed not to form part of this Agreement but (except to that extent or in those circumstances in the case of that provision) the validity, legality and enforceability of that and all other provisions of this Agreement shall not be affected or impaired, it being the parties' intention that every provision of this Agreement shall be and remain valid and enforceable to the fullest extent permitted by law.

18.6 No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

19    LAW AND JURISDICTION

19.1 This Agreement is governed by and shall be construed in accordance with the laws of the State of New York, without regard to the conflict of laws rule of such state.

19.2  (a)   Each of the Seller and the Buyer irrevocably agrees that any legal action or proceedings in connection with this Agreement or the Escrow Agreement against the other or any of its assets may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts. Each of the parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set forth for notices pursuant to clause 16.1, such service to become effective three
           (3) days after such mailing. Nothing herein shall affect the right of either party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

      (b) Each of the parties hereto irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the Escrow Agreement brought in the courts referred to in sub-clause (a) above and hereby irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE BUYER AND THE SELLER, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ESCROW AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19.3 Each party agrees that in any legal action or proceedings against it or its assets in connection with this Agreement no immunity from such legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of such party or with respect to its assets, irrevocably waives any such right of immunity which it or its assets now have or may hereafter acquire or which may be attributed to it or its assets and consents generally in respect of any such legal action or proceedings to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceedings.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the day and year first above written.

                                      SCHEDULE 1

                              SPECIFICATION OF AIRCRAFT

                                        PART A

One McDonnell Douglas DC10-30 aircraft bearing manufacturer's serial No. 46713.

Three General Electric Model CF6-50C2 engines bearing Manufacturer's Serial Numbers 455437, 455121 and 455261.


                                        PART B

                                  DELIVERY CONDITION

On delivery the Aircraft will conform to the following outline conditions:

Configuration:           Business Class 34C Tourist/Coach Class 256Y.

Airframe:                Ex a "B" check in accordance with previous operator's
                         maintenance program.  CPC Program up to date.

Engines: Engines will be delivered in a condition as specified in the disc sheets supplied by the Seller to the Buyer.

Landing Gear:            Landing gear will be delivered in a condition as
                         specified in the specification sheets supplied by the
                         Seller to the Buyer.

Components:              Each life limited component or time controlled part
                         will have the greater of (i) fifty per cent. (50%) of
                         the full allotment of hours and cycles or (ii) two
                         thousand (2000) hours and one thousand (1000) cycles
                         (whichever is applicable)

                         Calendar limited items will have a minimum of one year expected life remaining.

                         Emergency equipment will have one hundred per cent.
                         (100%) of its total approved calendar life remaining.

APU: APU will be delivered in a condition as specified in the specification supplied by the Seller to the Buyer

Livery Painting:         White or plain metal finish

Shipsets:                Galley carts shall be in good operating condition

                                      SCHEDULE 2

                           TECHNICAL ACCEPTANCE CERTIFICATE

Hawaiian Airlines Inc. of 3375 Koapaka Street, Suite G-350, Honolulu, Hawaii 96819 (the "BUYER") acknowledges that at [TIME] on [DATE] the technical condition of the McDonnell Douglas DC10-30 aircraft with manufacturer's serial number 46713 (the "AIRCRAFT") is satisfactory to, and accepted by, the Buyer (the Aircraft having been inspected by the Buyer) and that at such time the Aircraft was of suitable quality and in all respects in accordance with the Aircraft Sale and Purchase Agreement dated [-] and made between Fin 3 Limited (the "SELLER") and the Buyer.


SIGNED for and on behalf of

HAWAIIAN AIRLINES INC.

 .................................................

(Authorised signatory)

Dated [-]

                                      SCHEDULE 3

                            MANUALS AND TECHNICAL RECORDS

MANUALS

1     FAA APPROVED AIRCRAFT FLIGHT MANUAL
2     AIRCRAFT MAINTENANCE MANUAL
3     AIRCRAFT OVERHAUL MANUAL
4     AIRCRAFT WIRING MANUAL
5     AIRCRAFT STRUCTURAL REPAIR MANUAL
6     AIRCRAFT WEIGHT & BALANCE MANUAL, LOADING MANUAL, BASIS AND SUPPLEMENT
7     MEL & CDL
8     CF6 MAINTENANCE MANUAL
9     CF6 OVERHAUL MANUAL
10    CF6 IPC
11    CF6 SB LIST
12    MAINTENANCE CHECK MANUAL
13    ENGINEERING SPECIFICATION MANUAL

DOCUMENTS

1     CERTIFICATE OF AIRWORTHINESS
2     CERTIFICATE OF REGISTRATION
3     SANITARY CERTIFICATE

RECORDS

1     ALL PREVIOUSLY SUPPLIED AA RECORDS
2     IAI PERFORMED TRANSIT CHECKS
3     IAI PERFORMED A CHECKS
4     IAI PERFORMED B CHECKS
5     VENDOR PERFORMED C CHECKS
6 IAI APPROVED COMPLIANCE AIRWORTHINESS DIRECTIVES RECORDS FOR ENGINES, AIRFRAME AND APPLIANCES
7 IAI APPROVED COMPLIANCE SERVICE BULLETIN RECORDS FOR ENGINES, AIRFRAME AND APPLIANCES
8     IAI PREDICTIVE REPORT (REPORT NBR 10) FOR ALL TIME CONTROLLED
      TASKS/COMPONENTS

                                      SCHEDULE 4

                                 FORM OF BILL OF SALE


BY THIS BILL OF SALE Fin 3 Limited (the "SELLER") does hereby sell, grant and transfer in accordance with the terms of an Aircraft Sale and Purchase Agreement dated [-] (the "PURCHASE AGREEMENT") and made between the Seller and Hawaiian Airlines Inc. (the "BUYER"), all its rights, title and interest in and to the Aircraft, with full title guarantee, specified below to the Buyer for and in consideration of the Purchase Price (as defined in the Purchase Agreement) receipt of which is hereby acknowledged by Seller:

      one McDonnell Douglas DC10-30 aircraft, manufacturer's serial number 46713 with three General Electric CF6-50C2 engines bearing manufacturer's serial numbers or 455437, 455121 and 455261 and that the Aircraft is sold free from all mortgages, charges, liens, debts and other encumbrances.

IN WITNESS whereof Fin 3 Limited has caused this Bill of Sale to be duly executed on [DATE] and delivered to the Buyer.

PRESENT when the COMMON SEAL  )
of FIN 3 LIMITED              )
was affixed hereto            )

SIGNED                        )   /S/
for and on behalf of          )
FIN 3 LIMITED                 )
in the presence of:           )

SIGNED                        )   /S/
for and on behalf of          )
HAWAIIAN AIRLINES INC.        )
in the presence of:           )

SIGNED                        )   /S/
for and on behalf of          )
HAWAIIAN AIRLINES INC.        )
in the presence of:           )